POWER OF ATTORNEY
       The undersigned as a Section 16 reporting person of SOC Telemed, Inc.
(the "Company"), hereby
constitutes and appoints John Kalix, Hai Tran and Eunice Kim, and each of them, the undersigned's true
and lawful attorney-in-fact to:
(1)	execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an
officer and/or director of  the Company, Forms 3, 4, and 5 in accordance with
Section 16(a) of the
Exchange Act;
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any
amendment or amendments thereto, and timely file such form with the SEC and any stock
exchange or similar authority;
(3)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information
on transactions in the Company's securities from any third party, including brokers, employee
benefit plan administrators and trustees, and the undersigned hereby authorizes any such person
to release any such information to the undersigned and approves and ratifies any such release of
information; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required
by, the undersigned, it being understood that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's
discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise
of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned
might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request
of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Exchange Act.  The undersigned further acknowledges
and agrees that the attorney-in-fact and the Company are relying on written and oral information provided
by the undersigned to complete such forms and the undersigned is responsible for reviewing the
completed forms prior to their filing.  The attorney-in-fact and the Company are not responsible for any
errors or omissions in such filings.  The attorney-in-fact and the Company are not responsible for
determining whether or not the transactions reported could be matched with any other transactions for the
purpose of determining liability for short-swing profits under Section 16(b).
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the Company and the foregoing attorneys-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as
of this 19th day of October, 2020.
/s/ Anne M. McGeorge
Name:  Anne M. McGeorge